UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2011

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2011, TeleTech Holdings, Inc. (the “Company”) announced the appointment of Regina Paolillo to the position of Chief Financial Officer, Chief Administrative Officer and Executive Vice President, effective as of November 3, 2011.  Ms. Paolillo will succeed John R. Troka, Jr., who has served as the Interim Chief Financial Officer of the Company since August 2006.

Ms. Paolillo, age 53, has been employed by Trizetto Group, Inc., a privately held company providing technology-enabled services to the healthcare industry, since January 2009 as Executive Vice President and Chief Financial Officer and since September 2009 as the Executive Vice President for Enterprise Services and Chief Financial Officer.  In those positions she was in charge of finance, corporate development, legal, human capital, information technology, risk management and real estate and facilities operations.  Prior to joining Trizetto, Ms. Paolillo served from April 2007 through December 2008 as Senior Vice President, Operations Group for General Atlantic, a leading global growth equity firm which manages approximately $17 billion in capital, where she led the operations group in supporting several of the firm’s investments.  From August 2005 through March 2007, Ms. Paolillo served as the Executive Vice President of Revenue Cycle and Mortgage Services for the Creditek subsidiary of Genpact (NYSE: G), a global business process and technology management company.  Prior to its acquisition by Genpact in August 2005, Ms. Paolillo served as Creditek’s Chief Executive Officer from June 2003 through July 2005 and its Chief Financial Officer from October 2002 through May 2003.  Ms. Paolillo also previously served as the Chief Financial Officer and Executive Vice President for Corporate Services for Gartner, Inc. (NYSE: IT), an information technology research and advisory company, from October 1999 through September 2002.  Ms. Paolillo is a Certified Public Accountant.

The Company and Ms. Paolillo have also entered into an executive employment agreement (the “Employment Agreement”), effective on November 3, 2011.  The Employment Agreement provides, in pertinent part, that Ms. Paolillo will receive a base salary of $375,000 per year and a guaranteed bonus of $350,000 if Ms. Paolillo remains employed with the Company through and including February 29, 2012.  The Employment Agreement provides that Ms. Paolillo will receive equity compensation, pursuant to the Company’s 2010 Equity Incentive Plan, contingent upon approval by the Compensation Committee of the Company’s Board of Directors, as follows: (1) an award of 100,000 time-based restricted stock units (“RSUs”) that are scheduled to vest in three installments beginning on the second anniversary of the date of such grant provided that Ms. Paolillo remains employed by the Company on each such vesting date; (2) an award of 100,000 performance-based RSUs scheduled to vest upon the achievement by the Company in the same calendar year of both a specified annual consolidated revenue target and a specified operating margin target on or before December 31, 2014 each measured at year end and as reflected in the Company’s audited consolidated financial statements as filed with the Securities and Exchange Commission (the “SEC”) in the Company’s Annual Report on Form 10-K, provided that Ms. Paolillo remains employed by the Company on such vesting date; and (3) an award of options to purchase 150,000 shares of the Company’s common stock scheduled to vest in four installments upon the achievement of specified stock price targets provided that Ms. Paolillo remains employed by the Company on each such vesting date.  Upon approval of the awards by the Compensation Committee, the Company and Ms. Paolillo will enter into a restricted stock unit agreement for the time vesting awards, a restricted stock unit agreement for the performance vesting awards, and a non-qualified stock option agreement for the stock option awards, substantially in the form of Exhibits A, B and C, respectively, to the Employment Agreement (collectively, the “Award Agreements”).  Except for the vesting terms described above, the Award Agreements will have substantially the same terms as the current forms of restricted stock unit agreement and non-qualified stock option agreement for members of the Company’s Operating Committee.

Ms. Paolillo is also eligible for the Company’s life insurance, health, welfare and other employee benefits offered to senior executives. The Company has also agreed to pay Ms. Paolillo’s reasonably incurred expenses related to obtaining health and wellness benefits from her former employer under COBRA until such time as Ms. Paolillo is eligible for the Company’s health and wellness benefits.

The Employment Agreement may generally be terminated by either the Company or Ms. Paolillo upon 30 days’ written notice.  However, if the Company terminates Ms. Paolillo’s employment without “Cause”, the Company will pay to Ms. Paolillo as severance a sum equal to one year of Ms. Paolillo’s then current base salary.  “Cause” exists if, in the Company’s sole and absolute discretion, Ms. Paolillo engages in: violation of any Company policy, procedure, guideline or agreement; theft, embezzlement, misappropriation of funds, or misuse of Company property or time; willful dishonesty causing harm to the Company; conviction of or a plea of guilty or nolo contendre to any felony, or to any misdemeanor involving dishonesty, fraud, abuse of trust, breach of fiduciary duty, physical or emotional harm to any person or moral turpitude or use, possession, or distribution of controlled substances; conduct which the Company determines in its sole and absolute discretion to be disruptive and not in the best interest of the Company; unauthorized use of trade secrets or confidential information (or the Company’s reasonable belief that Ms. Paolillo has done so or has attempted to do so); repeated dishonesty or misrepresentation involving the Company or any of its affiliates or subsidiaries; violation of the Company’s Substance Abuse Policy; illegal gambling on the Company’s or any affiliate’s or subsidiary’s premises; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; making any statements, whether written or oral that disparage or defame the Company or any of its affiliates or subsidiaries; intentionally falsifying any document or making any false or misleading statement related to Ms. Paolillo’s employment by the Company; and or poor performance as determined by the Company’ Chief Executive Officer, in his sole discretion.

The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  For more information on the Company’s 2010 Equity Incentive Plan, see “Executive Compensation” in the Company’s Proxy Statement for its Annual Meeting held on May 26, 2011 filed with the SEC on April 12, 2011.  A copy of the press release issued by the Company on October 27, 2011 with respect to the appointment of Ms. Paolillo as the Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement between Regina Paolillo and TeleTech Holdings, Inc. effective as of November 3, 2011

99.1	Press Release dated October 27, 2011 regarding the appointment of Regina Paolillo as Chief Financial Officer, Chief Administrative Officer and Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement between Regina Paolillo and TeleTech Holdings, Inc. effective as of November 3, 2011

99.1	Press Release dated October 27, 2011 regarding the appointment of Regina Paolillo as Chief Financial Officer, Chief Administrative Officer and Executive Vice President